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Consent of Independent Registered Public Accounting Firm
__________________________________________________________________

The board and shareholders
RiverSource Short Term Investments Series, Inc.:
        RiverSource Short-Term Cash Fund


We consent to the use of our report dated September 7, 2006 incorporated by reference in Part B of the Registration Statement.


                                                        /s/     KPMG LLP



Minneapolis, Minnesota
September 26, 2007